Exhibit 99.1

News From:	For Immediate Release

Kaydon Corporation	Global Engineered Solutions

KAYDON CORPORATION REPORTS

FIRST QUARTER 2013 RESULTS

Ann Arbor, Michigan – May 9, 2013

Kaydon Corporation (NYSE:KDN) today announced its results for the first fiscal quarter ended March 30, 2013.

Consolidated Results

Sales in the first quarter of 2013 were $110.7 million, compared to sales of $116.5 million in the first quarter of 2012. The change relative to the first quarter of 2012 was attributable to a $14.6 million decrease in wind sales, which had been anticipated.

Diluted earnings per share in the first quarter of 2013 equaled $0.33, compared to diluted earnings per share of $0.38 in the first quarter of 2012. Adjusted earnings per share, as defined below, was $0.37 in the first quarter of 2013, compared to $0.44 in the first quarter of 2012.

Adjusted EBITDA, as defined below, was $23.1 million during the first quarter of 2013, compared to $26.8 million, during the first quarter of 2012. Free cash flow, as defined below, for the first quarter of 2013 was $24.3 million compared to $4.4 million in the first quarter of 2012.

Adjusted gross margin improved to 38.6 percent in the first quarter of 2013, compared to 36.8 percent in the fourth quarter of 2012 and 36.4 percent in the first quarter of 2012, as the current period benefitted from increased operating leverage resulting from restructuring activities undertaken in 2012 and favorable product mix during the quarter.

This press release includes certain non-GAAP measures, including adjusted gross margin, adjusted earnings per share, EBITDA, adjusted EBITDA and free cash flow. Readers should refer to the attached Reconciliation of Non-GAAP Measures exhibit for the reconciliations of the applicable GAAP measures to the non-GAAP measures presented.

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Adjustments to GAAP results include certain items management considers in evaluating operating performance in each period. During the first quarter of 2013, Kaydon incurred $0.6 million of costs associated with restructuring and due diligence activities, and $1.2 million of non-cash amortization of previously incurred net actuarial losses related to postretirement benefit plans. Adjustments to the results for the first quarter of 2012 include recapitalization, restructuring and arbitration costs of $1.4 million and $1.1 million of non-cash amortization of previously incurred net actuarial losses related to postretirement benefit plans.

Orders and Backlog

Orders improved both sequentially and year-over-year. Orders were $119.4 million in the first quarter of 2013, compared to $109.8 million in the first quarter of 2012, reflecting a book-to-bill ratio of 108 percent in the current quarter. Orders were $102.6 million in the fourth quarter of 2012. Backlog at March 30, 2013 was $152.2 million, compared to $174.9 million at March 31, 2012. Excluding wind, backlog was $136.3 million at March 30, 2013, compared to $124.1 million at March 31, 2012.

Management Commentary

James O’Leary, Chairman and Chief Executive Officer commented, “We were pleased with a solid first quarter of 2013, which saw expanding operating margins, strong free cash flow and improved orders. We clearly experienced the benefits of the actions taken last year to restructure our wind and military businesses and refocus our organization on opportunities outside of those end markets. The progress this quarter reflects those efforts and should continue going forward, particularly in an improving economy.

“Like most in the industrial sector, we expect gradual improvement in business conditions as we enter the second half of 2013. However, we are managing our businesses judiciously in the event the broader, still fragile, economic environment fails to cooperate. We remain focused on managing the things within our control, principally improving margins, driving free cash flow, and accelerating organic growth within our portfolio of leadership companies. This quarter illustrated our success in driving these key areas of focus. As the year develops, any acceleration in business conditions will amplify the impact of the steps already taken.”

Financial Position and Free Cash Flow

Free cash flow was $24.3 million in the first quarter of 2013, compared to $4.4 million in the first quarter of 2012. During the quarter, the Company repaid $3.9 million of debt while paying dividends of $6.4 million.

As of March 30, 2013, the Company had cash and cash equivalents totaling $65.6 million. Kaydon had borrowings outstanding in the principal amount of $30.0 million under the revolving credit facility and $142.5 million under the term loan facility as of March 30, 2013.

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About Kaydon

Kaydon Corporation is a leading designer and manufacturer of custom engineered, performance-critical products, supplying a broad and diverse group of industrial, military, aerospace, medical, semiconductor and alternative energy equipment, and aftermarket customers.

Conference call information: At 11:00 a.m. Eastern time today, Kaydon will host a first quarter 2013 earnings conference call. The conference call can be accessed telephonically in a listen-only mode by dialing 1-888-428-9490 and providing the following passcode number: 800500. Participants are asked to dial in 10 minutes prior to the scheduled start time of the call.

Alternatively, interested parties are invited to listen to the conference call on the internet at:

http://w.on24.com/r.htm?e=607791&s=1&k=FF450372E59C97D7667F245101F25C75

or by logging on to the Kaydon Corporation website at: http://www.kaydon.com and accessing the conference call at the “First Quarter 2013 Conference Call” icon.

To accommodate those that are unable to listen at the scheduled start time, a replay of the conference call will be available telephonically beginning at 2:00 p.m. Eastern time today through Wednesday, May 15, 2013 at 2:00 p.m. Eastern time. The replay is accessible by dialing 1-888-203-1112 and providing the following passcode number: 2107567.

Additionally, interested parties can access an archive of the conference call on the Kaydon Corporation website at http://www.kaydon.com.

# # #

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “should,” “could,” “potential,” “projects,” “approximately,” and other similar expressions, including statements regarding general economic conditions, competitive dynamics and the adequacy of capital resources. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectations about future events. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it cannot

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guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

In addition, the Company or persons acting on its behalf may from time to time publish or communicate other items that could also be construed to be forward-looking statements. Statements of this sort are or will be based on the Company’s estimates, assumptions, and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Kaydon does not undertake any responsibility to update its forward-looking statements or risk factors to reflect future events or circumstances except to the extent required by applicable law.

Certain non-GAAP measures are presented in this press release. These measures should be viewed as supplemental data, rather than as substitutes or alternatives to the most comparable GAAP measures.

Contact:	Timothy J. Heasley	READ IT ON THE WEB
	Senior Vice President & Chief Financial Officer (734) 680-2018	http://www.kaydon.com

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KAYDON CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 30, 2013	March 31, 2012
Net sales	$110,673	$116,466
Cost of sales	69,302	74,867

Gross profit	41,371	41,599
Selling, general and administrative expenses	25,633	24,264

Operating income	15,738	17,335
Interest expense	(896)	(388)
Interest income	66	125

Income before taxes	14,908	17,072
Provision for income taxes	4,234	4,951

Net income	$10,674	$12,121

Earnings per share:
Basic	$0.33	$0.38

Diluted	$0.33	$0.38

Dividends declared per share	$0.20	$10.70

Weighted average common shares outstanding:
Basic	31,812	31,734

Diluted	31,839	31,757

KAYDON CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 30,	December 31,
	2013	2012
Assets:
Cash and cash equivalents	$65,575	$53,556
Accounts receivable, net	71,860	71,410
Inventories, net	99,330	97,933
Other current assets	15,448	20,354

Total current assets	252,213	243,253

Property, plant and equipment, net	118,283	121,233

Assets held for sale	6,518	6,530
Goodwill, net	188,922	190,323
Other intangible assets, net	47,884	49,177
Other assets	4,639	4,646

Total assets	$618,459	$615,162

Liabilities and Shareholders’ Equity:

Accounts payable	$21,716	$15,555
Accrued expenses	22,085	21,539
Current portion long-term debt	8,438	10,313

Total current liabilities	52,239	47,407

Long-term debt	164,062	166,062
Other long-term liabilities	71,302	70,917

Total long-term liabilities	235,364	236,979

Shareholders’ equity	330,856	330,776

Total liabilities and shareholders’ equity	$618,459	$615,162

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 30, 2013	March 31, 2012
Cash Flows from Operating Activities:
Net income	$10,674	$12,121
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,850	5,010
Amortization of intangible assets	958	739
Amortization of stock awards	644	891
Stock option compensation expense	160	1,116
Excess tax benefits from stock-based compensation	156	(702)
Deferred financing fees	123	346
Contributions to qualified pension plans	(180)	(634)
Net change in receivables, inventories and trade payables	3,185	(18,216)
Net change in other assets and liabilities	6,732	5,286

Net cash from operating activities	26,302	5,957

Cash Flows from Investing Activities:
Capital expenditures	(2,012)	(3,307)
Dispositions of property, plant and equipment	52	1,793

Net cash used in investing activities	(1,960)	(1,514)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	—	150,000
Repayments of long-term borrowings	(3,875)	—
Debt issuance costs	—	(1,357)
Cash dividends paid	(6,420)	(342,490)
Purchase of treasury stock	(678)	(1,199)
Excess tax benefits from stock-based compensation	(156)	702
Proceeds from exercise of stock options	—	15

Net cash used in financing activities	(11,129)	(194,329)

Effect of exchange rate changes on cash and cash equivalents	(1,194)	963

Net increase (decrease) in cash and cash equivalents	12,019	(188,923)

Cash and cash equivalents - Beginning of period	53,556	225,214

Cash and cash equivalents - End of period	$65,575	$36,291

KAYDON CORPORATION

REPORTABLE SEGMENT INFORMATION

(In thousands)

	Three Months Ended
Net sales	March 30, 2013	March 31, 2012
Friction Control Products	$51,674	$65,803
Velocity Control Products	32,587	24,299
Other Industrial Products	26,412	26,364

Total consolidated net sales	$110,673	$116,466

	Three Months Ended
Operating income	March 30, 2013	March 31, 2012
Friction Control Products	$7,293	$11,819
Velocity Control Products	7,508	5,842
Other Industrial Products	2,072	1,909

Total segment operating income	16,873	19,570
Items not allocated to segment operating income	(1,135)	(2,235)
Interest expense	(896)	(388)
Interest income	66	125

Income before taxes	$14,908	$17,072

The Company has two reporting segments: Friction Control Products and Velocity Control Products. The Company’s remaining operating segments are combined and disclosed as “Other Industrial Products.”

Kaydon Corporation

Reconciliation of Non-GAAP Measures

(In thousands)

	Three Months Ended		LTM
Free cash flow, as defined (non-GAAP)	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Net cash from operating activities (GAAP)	$26,302	$5,957	$107,227	$53,572
Capital expenditures, net of dispositions	(1,960)	(1,514)	(15,702)	(11,963)

Free cash flow, as defined (non-GAAP)	$24,342	$4,443	$91,525	$41,609

Kaydon’s management believes free cash flow, as defined above and a non-GAAP measure, is an important indicator of the Company’s ability to generate excess cash above levels required for capital investment to support future growth. However, it should be viewed as supplemental data, rather than as a substitute or alternative to the comparable GAAP measure.

	Three Months Ended		LTM
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Adjusted EBITDA, as defined (non-GAAP)
Net income (GAAP)	$10,674	$12,121	$(897)	$49,463
Net interest (income)/expense	830	263	3,375	242
Provision for income taxes	4,234	4,951	11,037	20,367
Depreciation and amortization of intangible assets	4,808	5,749	21,805	23,558
Stock-based compensation expense (1)	804	2,007	3,613	6,296

EBITDA, as defined (non-GAAP)	21,350	25,091	38,933	99,926

Arbitration costs	—	143	3,989	5,924
Impairment and restructuring related costs (2)	551	163	46,976	1,808
Due diligence and purchase accounting costs	30	—	2,070	1,302
Recapitalization costs	—	267	266	267
Curtailment gains	—	—	—	(275)
Amortization of net actuarial loss	1,172	1,126	4,824	3,229
Pension settlement	—	—	2,914	—

Adjusted EBITDA, as defined (non-GAAP)	$23,103	$26,790	$99,972	$112,181

(1)	Includes non-cash stock amortization expense and non-cash stock option expense.
(2)	Includes wind restructuring related impairments and other costs including fixed asset impairments of $43.0 million, inventory impairment of $1.1 million, accounts receivable reserves of $1.3 million, severance costs of $0.4 million, other program costs of $0.8 million, and asset retirement obligations of $0.2 million for the twelve months ended March 30, 2013.

Kaydon’s management believes EBITDA, as defined above and Adjusted EBITDA, as defined, both non-GAAP measures, are determinants of the Company’s capacity to incur additional senior capital to enhance future profit growth and cash flow growth. In addition, EBITDA is widely used by financial analysts and investors, and is utilized in measuring compliance with financial covenants in the Company’s credit agreement. Also, EBITDA is a metric used to determine payments under the Company’s annual incentive compensation program for senior managers. However, EBITDA, as defined, and Adjusted EBITDA, as defined should be viewed as supplemental data, rather than as substitutes or alternatives to the comparable GAAP measure.

Kaydon Corporation

Reconciliation of Non-GAAP Measures (continued)

(In thousands, except per share data)

	Three months ended March 30, 2013
		Non-operating items, as defined by the Company
	GAAP	Wind restructuring and impairment charge	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence/ Purchase Accounting Costs	Recapitalization Costs	Settlement / Curtailment Gains/Losses	Amortization of Actuarial Loss	Adjusted (Non-GAAP)
Net Sales	$110,673	$—	$—	$—	$—	$—	$—	$—	$110,673
Gross profit	41,371	574	—	—	—	—	—	759	42,704
Gross margin	37.4%	0.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.7%	38.6%
S, G & A expenses	25,633	(23)	—	—	30	—	—	413	25,213

Operating income	15,738	551	—	—	30	—	—	1,172	17,491
Interest, net	(830)	—	—	—	—	—	—	—	(830)

Income before taxes	14,908	551	—	—	30	—	—	1,172	16,661
Tax provision *	4,234	156	—	—	9	—	—	333	4,732

Net income	$10,674	$395	$—	$—	$21	$—	$—	$839	$11,929

Diluted EPS	$0.33	$0.01	$0.00	$0.00	$0.00	$0.00	$0.00	$0.03	$0.37

	Three months ended March 31, 2012
		Non-operating items, as defined by the Company
	GAAP	Wind restructuring and impairment charge	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence/ Purchase Accounting Costs	Recapitalization Costs	Settlement / Curtailment Gains/Losses	Amortization of Actuarial Loss	Adjusted (Non-GAAP)

Net Sales	$116,466	$—	$—	$—	$—	$—	$—	$—	$116,466
Gross profit	41,599	—	—	—	—	—	—	831	42,430
Gross margin	35.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.7%	36.4%
S, G & A	24,264	—	143	163	—	1,058	—	295	22,605

Operating income	17,335	—	143	163	—	1,058	—	1,126	19,825
Interest, net	(263)	—	—	—	—	247	—	—	(16)

Income before taxes	17,072	—	143	163	—	1,305	—	1,126	19,809
Tax provision *	4,951	—	41	47	—	378	—	327	5,744

Net income	$12,121	$—	$102	$116	$—	$927	$—	$799	$14,065

Diluted EPS	$0.38	$—	$—	$—	$—	$0.03	$—	$0.03	$0.44

Kaydon’s management believes that certain non-GAAP measures of Adjusted operating income, Adjusted interest, net, Adjusted net income, and Adjusted earnings per share - diluted, provide investors with additional information to assess the Company’s financial performance. However, these measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

*	Taxed at effective tax rate for each quarter.

Kaydon Corporation

Reconciliation of Non-GAAP Measures (continued)

(In thousands, except per share data)

	Three months ended December 31, 2012
		Non-operating items, as defined by the Company
	GAAP	Wind restructuring and impairment charge	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence/ Purchase Accounting Costs	Recapitalization Costs	Settlement / Curtailment Gains/Losses	Amortization of Actuarial Loss	Adjusted (Non-GAAP)
Net Sales	$110,516	$—	$—	$—	$—	$—	$—	$—	$110,516
Gross profit	39,638	172	—	—	—	—	—	831	40,641
Gross margin	35.9%	0.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.8%	36.8%
S, G & A expenses	27,840	97	—	25	87	266	2,914	431	24,020

Operating income	11,798	269	—	25	87	266	2,914	1,262	16,621
Interest, net	(908)	—	—	—	—	—	—	—	(908)

Income before taxes	10,890	269	—	25	87	266	2,914	1,262	15,713
Tax provision *	2,852	89	—	7	23	70	763	330	4,134

Net income	$8,038	$180	$—	$18	$64	$196	$2,151	$932	$11,579

Diluted EPS	$0.25	$0.01	$0.00	$0.00	$0.00	$0.01	$0.07	$0.03	$0.36

Kaydon’s management believes that certain non-GAAP measures of Adjusted operating income, Adjusted interest, net, Adjusted net income, and Adjusted earnings per share - diluted, provide investors with additional information to assess the Company’s financial performance. However, these measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

*	Taxed at effective tax rate for each quarter.